UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 28, 2017

PhotoMedex, Inc.

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

2300 Computer Drive, Building G, Willow Grove, PA	19090
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

100 Lakeside Drive, Suite 100, Horsham, PA 19044

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry Into A Material Agreement.

Johnson Agreement

On July 28, 2017, PhotoMedex, Inc. (the “Company”) (OTCQB, Nasdaq and TASE: PHMD) entered into an Employment Agreement (the “Johnson Agreement”) with Stephen Johnson, under which Mr. Johnson will serve as Chief Financial Officer of the Company. The term of the Johnson Agreement is for a period commencing on May 17, 2017 (the “Effective Date”) and ending on the second (2nd) anniversary of the Effective Date (the “Term”). The Term shall be renewed automatically for additional one (1) year period(s) unless terminated by either the Company or Mr. Johnson in writing delivered no less than ninety (90) days prior to the expiration of the then-applicable Term.

Mr. Johnson shall be entitled to a base salary of $300,000 per annum (the “Base Salary”), payable in accordance with the Company’s normal payroll practices. Increases in the Base Salary during the Term will be determined from time to time in the sole discretion of the Board. Mr. Johnson will also be entitled to a bonus of not less than 35% of his Base Salary, subject to achieving certain milestones to be set by the Company’s compensation committee within thirty (30) days after the committee receives a business plan for the Company from Mr. Johnson and Suneet Singal, the Company’s Chief Executive Officer. In addition, Mr. Johnson will be entitled to receive equity compensation in an amount and with a vesting schedule to be determined by the Company’s compensation committee within thirty (30) days after receipt of the business plan.

Mr. Johnson and his family will be eligible to participate in the Company’s healthcare, welfare benefit, life insurance, fringe benefit and any qualified or non-qualified retirement plans in effect at the Company (collectively, the “Employee Benefits”) on the same basis as those benefits are made available to the other senior executives of the Company. If the Company does provide a health insurance plan for which Mr. Johnson is eligible, he will be reimbursed by the Company for the cost of the health insurance paid by him for himself and his family. If the Company does not provide a health insurance plan for which he is eligible, Mr. Johnson will be reimbursed by the Company for the cost of health insurance paid by him for himself and his family, grossed-up to cover any taxes Mr. Johnson would be required to pay for that reimbursement. Additionally, Mr. Johnson will receive such perquisites as are or have previously been made available to other senior executives of the Company, as well as four (4) weeks paid vacation per year, and will be paid annually in cash for vacation days not taken by him so long as no more than four (4) weeks of vacation are accrued each year for purposes of cash payments.

Mr. Johnson’s employment may be terminated by the Company for Cause, as defined in the Agreement, upon delivery of a Notice of Termination by the Company to him, except where he is entitled to a cure period, in which case the Date of Termination will be upon the expiration of the cure period if the matter constituting Cause was not cured. His employment will terminate automatically upon his resignation (other than for Good Reason or due to the Executive’s death or Disability).

If Mr. Johnson’s employment is terminated by the Company for Cause, or if he resigns other than for Good Reason, he is entitled to receive (a) any earned but unpaid Base Salary and/or accrued but unused vacation days, all vested equity, and any earned but unpaid bonus awards through the Date of Termination, (b) reimbursement for any unreimbursed business expenses incurred by him in accordance with the Company’s policy prior to the Date of Termination, and (c) such Employee Benefits, if any, to which he may be entitled upon termination of employment under the terms of the plan documents and applicable law (including under the applicable provisions of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended).

If Mr. Johnson’s employment is terminated by the Company other than for Cause, immediately upon delivery of a Notice of Termination by the Company to him, or if it terminates automatically and immediately upon his resignation for Good Reason at the end of any applicable cure period (if the circumstances giving rise to Good Reason are not cured), then Mr. Johnson will receive (a) any earned but unpaid Base Salary and/or accrued but unused vacation, all vested equity, and any earned but unpaid bonus awards through the Date of Termination, plus an additional twelve (12) months of Annual Compensation, together in a lump sum payment; (b) acceleration of any then-unvested stock options, restricted stock grants or other equity awards; (c) payment or reimbursement, as applicable, of the full health insurance costs for Mr. Johnson and his family under a Company-provided group health plan or otherwise for twenty-four (24) months, in compliance with the provisions regarding deferred compensation under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), if applicable; (d) if any bonus or other form of additional compensation was paid to any other executive(s) of the Company for the fiscal year during which Mr. Johnson’s employment ceased pursuant to this Section 5(c), a cash amount equal to the largest bonus or other form of additional compensation payment made by the Company to any other executive of the Company during that fiscal year; (e) reimbursement for any accrued but unused vacation days and/or unreimbursed business expenses incurred by Mr. Johnson in accordance with the Company’s policy prior to the Date of Termination; and (f) other Employee Benefits, if any, as to which he may be entitled upon termination of employment.

Moreover, If Mr. Johnson resigns for Good Reason due to a Change of Control, as defined in the Johnson Agreement, then he will be entitled to payment of an additional eighteen (18) months of Annual Compensation, not twelve (12) months as provided in the previous paragraph, along with payment of the other amounts and benefits as provided in that paragraph.

Finally, Mr. Johnson’s employment terminates upon his death and may be terminated by the Company, within ten (10) days after the delivery of a Notice of Termination by the Company to Mr. Johnson (or his legal representative) in the event of his disability. In such instances, Mr. Johnson will receive the same payments and other items as he would be entitled to receive if his employment was terminated for other than Cause, or if he resigned for Good Cause, except that he (in case of disability) or his estate (in the event of death) will have the right to exercise any unexercised and vested options for a period of 90 days, and, in addition, to receive payment for accrued but unpaid vacation time, if any.

The Agreement is governed by the laws of the State of New York and contains customary general contract provisions.

Singal Agreement

Additionally, the Company has amended the Employment Agreement of Suneet Singal, entered into on May 17, 2017, to provide that Mr. Singal’s annual compensation (his “Base Salary”) will be set initially at $250,000; that amount will be adjusted going forward as Mr. Singal transitions to the provision of services to the Company on a full-time basis. Mr. Singal will also be entitled to a bonus, amount to be determined and subject to achieving certain milestones, to be set by the Company’s compensation committee within thirty (30) days after the committee receives a business plan for the Company from Mr. Johnson and Suneet Singal, the Company’s Chief Executive Officer, and he will be entitled to receive equity compensation in an amount and with a vesting schedule to be determined by the Company’s compensation committee within thirty (30) days after receipt of the business plan.

First Amendment to the Interest Contribution Agreement

On August 3, 2017, the Company entered into a First Amendment (the “First Amendment”) to the Interest Contribution Agreement, dated March 31, 2017, by and among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated (together, the “Contributor Parties”), FC Global Realty Operating Partnership, LLC and PhotoMedex, Inc. (together, the “Acquiror Parties”), as modified by the Agreement to Waive First Closing Deliverables, dated May 17, 2017, and the Agreement to Waive Second Closing Deliverables, dated July 3, 2017 (collectively, the “Contribution Agreement”). Under the First Amendment, the Contributor Parties irrevocably waived any conditions to the closings set under the Contribution Agreement, including those conditions contained in Section 7 of the Contribution Agreement that require the Company to maintain its listing and active trading of its securities on any of the NASDAQ markets. The Contributor Parties also reaffirmed their obligation to use their best efforts to satisfy the Mandatory Contribution Conditions and contribute the Mandatory Entity Interests, both as defined in the Contribution Agreement, on or before December 31, 2017. Additionally, the Acquiror Parties confirmed the Contributor Parties’ understanding that the failure of the Contributor Parties to satisfy the Mandatory Contribution Conditions after using commercially reasonable efforts to do so does not give rise to a unilateral right of the Acquiror Parties to terminate the Contribution Agreement pursuant to Article 10 of the Contribution Agreement.

Finally, the First Amendment clarified that references in the Contribution Agreement and its Exhibits to NASDAQ shall, to the extent necessary, be deemed to be references to NASDAQ or such other trading market as the Company’s securities may be trading on, including, without limitation, the OTCQB. For purposes of calculating the number of the Company’s shares into which the principal of the Payout Notes under the Contribution Agreement will be converted, if the Company’s shares are not traded on NASDAQ on the approval date of those Payout Notes, VWAP shall be calculated with respect to the transaction in the Company’s shares executed on the OTCQB or such other market as the Company’s shares may then be traded on instead of NASDAQ.

The First Amendment contains customary representations and warranties and general contract terms.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include, but are not limited to, statements with respect to the plans, strategies and objectives of management for future operations; real estate development, extensions and marketing; and expectations, beliefs or assumptions underlying any of the foregoing. The important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to, changes in economic conditions, changes or delays in development of real estate properties, and changes in consumers’ discretionary time and spending habits.  Please refer to the risks detailed from time to time in the reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2016, as well as other filings on Form 10-Q and periodic filings on Form 8-K, for additional factors that could cause actual results to differ materially from those stated or implied by such forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Employment Agreement dated July 28, 2017 by and between PhotoMedex, Inc. and Stephen Johnson

10.2	First Amendment dated August 3, 2017 to the Interest Contribution Agreement, dated March 31, 2017, by and among First Capital Real Estate Operating Partnership, L.P., First Capital Real Estate Trust Incorporated, FC Global Realty Operating Partnership, LLC and PhotoMedex, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOTOMEDEX, INC.

Date: August 3, 2017	By:	/s/ Suneet Singal
Suneet Singal
Chief Executive Officer